SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD and 73A.

FOR PERIOD ENDING 07/31/2005
FILE NUMBER 811-08066
SERIES NO.: 3

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A                  $     51
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                  $      2
              Class C                  $      6
              Investor Class           $ 14,466
              Class K                  $      9

73A.     Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                  $000.0676
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B                  $000.0107
              Class C                  $000.0107
              Class K                  $000.0576
              Investor Class           $000.0853